Exhibit (c)(5) *

Privileged and Confidential / Not to be Copied or Distributed
14 October 2010
PROJECT OSAKA - BOARD MATERIALS
Information presented may vary subject to legal advice
* Certain slides not materially related to the Rule 13e-3 transaction have been removed

Privileged and Confidential / Not to be Copied or Distributed
REVENUES
GROSS PROFIT
CAPITAL EXPENDITURE
EBITDA(2)
BASE CASE FINANCIALS (EXCL. SYNERGIES)
US$m
US$m
US$m
US$m
% Growth
% Revenues
% Revenues
% Revenues
Source:  Shamrock filings, PWP analysis, FY 2009 financials pro forma adjusted for Australia and Thailand acquisitions
Note: (1) Organic revenue growth at constant FX rates; PwC analysis of organic revenue growth at constant FX rates for 2008 and 2009
 (2) EBITDA on Non-GAAP basis but adjusted for stock option expenses (c. $0.5m per year)
– 5% organic growth consistent
 with pro forma growth excl. FX
 in 2008 (5.9%) and 2009
 (3.7%), but at a discount to
 growth observed in H1 2010
 (8.5%) and to management
 estimate for medium-term growth
 (c. 9%)
– Margin developments in line
 with management case
(1)
FX EXPOSURE 2010
CAGR 2010 - 2014:  5.2%
CAGR 2010 - 2014:  6.1%
CAGR 2010 - 2014:  7.3%
97
120
140
151
162
172
180
189
199
0
50
100
150
200
250
2006A
2007A
2008A
2009PF
2010E
2011E
2012E
2013E
2014E
0%
2%
4%
6%
8%
10%
53
65
76
81
89
94
100
106
113
0
30
60
90
120
150
2006A
2007A
2008A
2009PF
2010E
2011E
2012E
2013E
2014E
50%
52%
54%
56%
58%
60%
13.3
18.1
22.9
27.1
33.0
34.6
37.2
40.1
43.6
0
10
20
30
40
50
60
2006A
2007A
2008A
2009PF
2010E
2011E
2012E
2013E
2014E
12%
15%
18%
21%
24%
27%
30%
7.2
12.9
4.4
3.4
8.5
9.9
10.7
10.9
10.5
0
3
6
9
12
15
2006A
2007A
2008A
2009PF
2010B
2011E
2012E
2013E
2014E
0%
3%
6%
9%
12%
15%
37%
32%
34%
4%
16%
66%
60%
52%
0%
25%
50%
75%
100%
Sales
Opex
Capex
€
NIS
$/Other

Methodology	Range	Metric ($m)	Price per Share ($)	Ent. Value ($m)

PERELLA WEINBERG PARTNERS

Privileged and Confidential / Not to be Copied or Distributed
UPDATED VALUATION ANALYSIS (NET OF 2010 AGREED DIVIDEND)
Premium to current share price:
Sources:  PWP analysis, Shamrock filings. All values net of agreed 2010 dividend of $0.8 per share.
Notes: (1) Enterprise value plus net cash ($16.8m), adjusted for 2010 dividend ($13.5m), less adjustments to net debt ($3.8m), less minorities ($10.5m; estimated by applying 11.0x EBIT multiple on 2010E minority interest) plus associates ($1.3m) and less varying cost of buying out stock options (from $8.8m to $12.5m) . Based on 16.8m basic shares outstanding
 (2) Net of value attributed to the Definity® contract between Shamrock and Eric, representing $12.0m to $13.5m or $0.7 to $0.8 per share
 (3) Base Case before adjustment for potential loss of Definity® contract; figures on Non-GAAP basis but adjusted for stock option expenses (c. $0.5m)
DCF range using
Eric WACC of 8.0%:
$18.3 - $21.2
Dividend adjusted
current price: $10.09
Implied
(3)
(1),(2)
(2)
L3M
Trading Range
L3M trading (adjusted for 2010 dividend)
$7.10 - $10.11
129 - 179
2010E EV/EBITDA Comparable Multiples
8.0x - 9.0x
33.0
252 - 283
2010E EV/EBIT Multiples
11.0x - 12.0x
25.2
266 - 289
LFY EV/EBITDA transaction comparables
(LFY based on Dec-10 financials)
8.5x - 9.5x
33.0
268 - 300
LFY+1 EV/EBITDA transaction comparables
(LFY+1 based on Dec-11 financials)
8.0x - 9.0x
34.6
265 - 298
Discounted
Cash Flow
(2)
Based on 2011 - 2014 Base Case
Perpetuity growth methodology
1.5% - 2.5%
PGR
8.5% - 9.0%
WACC
272 - 334
Transaction
Valuation
(2)
Standalone
Market
Valuation
(2)
-50%
-25%
0%
25%
50%
75%
100%
125%
150%
15.7
14.7
14.9
14.0
7.1
19.3
16.5
16.6
16.0
15.7
10.1
14.7
Value Adjustment for Definity® Contract ($m)
Sales FY 2009
7.9
Assumed Gross Margin
22%
Estimated EBITDA impact
1.5
EBITDA Multiple Range
8.0x - 9.0x
Enterprise Value Range
12.0 - 13.5
Value Impact per Share ($)
0.7 - 0.8

Privileged and Confidential / Not to be Copied or Distributed
PRO FORMA SHAMROCK REVENUES
PRO FORMA SHAMROCK EBITDA(2)
PRELIMINARY ASSESSMENT OF POTENTIAL SYNERGIES
US$m
US$m
% Growth
% Revenues
Source:  Shamrock filings, PWP analysis, FY 2009 financials pro forma adjusted for Australia and Thailand acquisitions
Note: (1) Organic revenue growth at constant FX rates; PwC analysis of organic revenue growth at constant FX rates for 2008 and 2009
 (2) EBITDA on Non-GAAP basis but adjusted for stock option expenses (c. $0.5m per year)
(1)
CAGR 2010 - 2014:  8.5%
CAGR 2010 - 2014:  13.7%
Before synergies
Impact of synergies
Before synergies
Impact of synergies
Overview of Potential Synergies
Revenue Synergies
Cost Synergies
• Access to Eric distribution channels notably in the US
• Penetration of new markets (Asia, Central and Eastern
 Europe)
• Manufacturing subcontracting for Eric
• Increased sales through access to coating technology
 (Crizal)
• Reduction of raw materials costs (access to Eric’s
 preferred terms)
• Reduction in logistics costs
• Decrease in General & Administrative costs (delisting,
 insurance)
5
16
23
26
97
120
140
151
162
177
196
213
225
0
50
100
150
200
250
2006A
2007A
2008A
2009PF
2010E
2011E
2012E
2013E
2014E
0%
2%
4%
6%
8%
10%
4.3
9.5
10.9
11.4
13.3
18.1
22.9
27.1
33.0
38.9
46.7
51.1
55.0
0
10
20
30
40
50
60
2006A
2007A
2008A
2009PF
2010E
2011E
2012E
2013E
2014E
12%
15%
18%
21%
24%
27%
30%

Privileged and Confidential / Not to be Copied or Distributed
PRO FORMA IMPACT ON ERIC FINANCIAL PROFILE
Notes:  (1) Shamrock financials converted to € at €/$1.35. Eric projections based on estimates from Jefferies 30-Aug10, UBS 27-Aug-10, Morgan Stanley 27-Aug-10 and Deutsche Bank 23-Aug10
 (2) Contribution margin defined as operating profit before compensation costs of share-based payments, restructuring costs, other income and expense, and goodwill impairment. Corresponds to
 Shamrock’s EBIT before stock option expense.
 (3) Based on an estimated net cash position for Shamrock of $12.8m at 31-Dec-10 plus payment of dividends for fiscal year 2011; Eric net debt projections excluding UBS forecasts
SALES EVOLUTION (1)
CONTRIBUTION MARGIN (1) (2)
€m
% Growth
€m
% Revenues
Standalone: 9.6%
Pro Forma:  11.3%
Key Assumptions
–  Assumed closing of
 transaction 31-Dec-10
– Eric fully consolidates
 Shamrock
– Purchase price financed
 100% through debt
– Pre-tax interest rate on new
 debt of 3%
– Includes synergies net of
 implementation costs
PPA
– Allocation to intangible
 assets includes technology
 ($40.5m), brand ($15.8m)
 and customer relationships
 ($7.2m)
– Amortization periods:
 technology 15 years, customer
 relationships 12.5 years
– Revaluation of inventories of
 $6.3m impacting 2011 gross
 margin
– No amortization of brand
 value and residual goodwill
NET DEBT / (CASH)(3)
2011E - 2012E PRO FORMA EPS ACCRETION / DILUTION(1)
Transaction at $14.8 / share
CAGR
’10-‘12
Standalone: 9.9%
Pro Forma:  11.5%
CAGR
’10-‘12
Transaction at $14.8 / share
3,855
4,628
3,855
4,226
4,357
9.5%
9.6%
9.5%
13.0%
0
2,000
4,000
6,000
8,000
10,000
2010
2011
2012
0%
3%
6%
9%
12%
15%
Standalone
Proforma
Standalone Growth
Proforma Growth
690
763
833
690
777
858
18.0%
18.0%
17.9%
18.0%
17.8%
17.9%
0
400
800
1,200
1,600
2010
2011
2012
0%
5%
10%
15%
20%
Standalone
Proforma
Standalone
Proforma
(25)
(254)
50
(194)
(300)
(200)
(100)
0
100
2011
2012
Standalone
Pro Forma
0.4%
1.4%
1.3%
1.6%
0%
1%
2%
3%
2011
2012
Incl. Amort. of Intangibles
Excl. Amort. of Intangibles

Take Private Process- SEC Approval

Take Private Process- Israeli MergerProcess

AntitrustProcess

PERELLA WEINBERG PARTNERS

Privileged and Confidential / Not to be Copied or Distributed
INDICATIVE TIMETABLE - KEY MILESTONES TO CLOSING
Q4 2010
Q1 2011
Q2 2011 - Q4 2011
Month
Oct
Nov
Dec
Jan
Feb
Mar
Transaction Announcement
(Subject to Shareholder Approval &
Antitrust Clearance)
Preparation of Proxy Statement
File Proxy Statement with SEC
SEC Review Period/ Incorporation of SEC Comments
SEC Approval of Proxy
◆
Apply for Court Approval to Convene Shareholder Meeting
Court Reviews Merger Proposal & Authorizes Convening of
Shareholder Meeting
◆
Convene Shareholder Meeting (Post SEC Approval)
◆
Shareholder Meeting
Court Approval of Shareholder Meeting Resolution and
Merger Transaction (Subject to Antitrust Clearance)
◆
Filing with Relevant Regulatory Authorities
◆
Regulatory Review Process
Closing (Subject to Antitrust Clearance)
◆
◆
◆
◆

Privileged and Confidential / Not to be Copied or Distributed
APPENDIX

11-Mar-10: Shamrock publishes 4Q 2009 and full year results
16-Jun-10: Israeli newspaper article on potential Shamrock transaction

PERELLA WEINBERG PARTNERS

Privileged and Confidential / Not to be Copied or Distributed
SHAMROCK YTD SHARE PRICE DEVELOPMENT
Source: Factset
US$
‘000s
08-Sep-10: Broker note
from CM-CIC on potential
Shamrock transaction
19-Aug-10:
Shamrock publishes
strong 1H 2010
results
10-May-10:
Shamrock publishes
1Q 2010 results
Rumours in the market have recently
supported the share price (up 26%
over the last 90 days)
31-Aug-10: Assumed
unaffected price
($9.33)
6
7
8
9
10
11
12
Jan-10
Mar-10
May-10
Jul-10
Sep-10
0
20
40
60
80
100
120
Shamrock Volume (RHS)
Shamrock (LHS)
Eric (LHS)
Tel Aviv 100 (LHS)
Shamrock Trading Statistics
Share
Performance
Last Week
(0.2%)
30 Days
18.4%
90 Days
26.0%
180 Days
19.1%
1 Year
59.0%
3 Years
(5.6%)